Exhibit 23.2

Consent of TransAsia Lawyers

March 2, 2004

Sohu.com Inc.

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

Dear Sirs,

Registration Statement on Form S-3/A, No. 333-109270

We hereby consent to the references to our firm under the heading “Experts” in this Registration Statement on Form S-3/A No. 333-109270.

Very truly yours,

/s/ Philip Qu

Philip Qu

Partner